EX-99.906CERT
Section 906 Certifications
CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
William F. Glavin, Jr., Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Panorama Series Fund, Inc. (the “Registrant”), each certify to the best of his knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended 06/30/2010 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

Panorama Series Fund, Inc.	Panorama Series Fund, Inc.

/s/ William F. Glavin, Jr. William F. Glavin, Jr.	/s/ Brian W. Wixted Brian W. Wixted

Date: 08/09/2010	Date: 08/09/2010